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                        ADMINISTRATIVE SERVICE AGREEMENT

                                     BETWEEN

                        ALPHA ANALYTICS INVESTMENT TRUST
                                       AND

                          AMERICAN DATA SERVICES, INC.










                                [GRAPHIC OMITTED]



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                                      INDEX
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1.  DUTIES OF THE ADMINISTRATOR............................................... 3


2.  COMPENSATION OF THE ADMINISTRATOR......................................... 4


3.  RESPONSIBILITY AND INDEMNIFICATION........................................ 4


4. LIMITATION OF LIABILITY TO TRUST PROPERTY.................................. 5


5.  REPORTS................................................................... 5


6.  ACTIVITIES OF THE ADMINISTRATOR........................................... 6


7.  RECORDS................................................................... 6


8.  CONFIDENTIALITY........................................................... 6


9.  DURATION AND TERMINATION OF THE AGREEMENT................................. 6


10.  ASSIGNMENT............................................................... 6


11.  NEW YORK LAWS TO APPLY................................................... 6


12. AMENDMENTS TO THIS AGREEMENT.............................................. 7


13. MERGER OF AGREEMENT....................................................... 7


14. NOTICES................................................................... 7


SCHEDULE A.................................................................... 8
----------

(A) ADMINISTRATIVE SERVICE FEE:............................................... 8
    FEE INCREASES............................................................. 8
(B) EXPENSES.................................................................. 8
(C) STATE REGISTRATION (BLUE SKY) SURCHARGE:.................................. 9
(D) SPECIAL REPORTS........................................................... 9
(E) SERVICE DEPOSIT........................................................... 9

SCHEDULE B....................................................................10
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                        ADMINISTRATIVE SERVICES AGREEMENT


AGREEMENT made the 7th day of December 1998, by and between Alpha Analytics Investment Trust., an Ohio Business Trust, having its principal office and place of business at 1901 Avenue of the Stars, Los Angeles, California (the "Fund"), and American Data Services, Inc., a New York corporation having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 (the "Administrator").

                                   BACKGROUND

             WHEREAS, the Fund is a diversified open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

             WHEREAS, the Administrator is a corporation experienced in providing administrative services to mutual funds and possesses facilities sufficient to provide such services; and

             WHEREAS, the Fund desires to avail itself of the experience, assistance and facilities of the Administrator and to have the Administrator perform for the Fund certain services appropriate to the operations of the Fund and the Administrator is willing to furnish such services in accordance with the terms hereinafter set forth.

                                      TERMS

             NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the Fund and the Administrator hereby agree to the following:


1.  DUTIES OF THE ADMINISTRATOR.
         The Administrator will provide the Fund with the necessary office space, communication facilities and personnel to perform the following services for the Fund:

         (a) Monitor all regulatory (1940 Act and IRS) and prospectus restrictions for compliance;

         (b) Prepare and coordinate the printing of semi-annual and annual financial statements;

         (c) Prepare selected management reports for performance and compliance analyses as agreed upon by the Fund and Administrator from time to time;

         (d) Prepare selected financial data required for directors' meetings as agreed upon by the Fund and the Administrator from time to time and coordinate directors meeting agendas with outside legal counsel to the Fund;

         (e) Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Fund's independent public accountants;

         (f) Prepare the Fund's federal, state, and local tax returns to be reviewed by the Fund's independent public accountants;


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         (g) Prepare and maintain the Fund's operating expense budget to determine proper expense accruals to be charged to the Fund in order to calculate it's daily net asset value;

         (h) 1940 ACT filings -
             In conjunction with the Fund's outside legal counsel the Administrator will:
             -- Prepare the Fund's Form N-SAR reports;
             -- Update all financial sections of the Fund's Statement of
                Additional Information and coordinate its completion;
             -- Update all financial sections of the Fund's prospectus and coordinate its completion;
             -- Update all financial sections of the Fund's proxy statement and coordinate its completion;
             -- Prepare an annual update to Fund's 24f-2 filing (if applicable);

         (i) Monitor services provided by the Fund's custodian bank as well as any other service providers to the Fund;

         (j) Provide appropriate financial schedules (as requested by the Fund's independent public accountants or SEC examiners), coordinate the Fund's annual or SEC audit, and provide office facilities as may be required;

         (k) Attend management and board of directors meetings as requested;

         (l) The preparation and filing (filing fee to be paid by the Fund) of applications and reports as necessary to register or maintain the Funds registration under the securities or "Blue Sky" laws of the various states selected by the Fund or its Distributor.



The Administrator shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.


2.  COMPENSATION OF THE ADMINISTRATOR.
         In consideration of the services to be performed by the Administrator as set forth herein for each portfolio listed in Schedule B, the Administrator shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Fund agrees to pay the Administrator the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.


3.  RESPONSIBILITY AND INDEMNIFICATION.
         (a) The Administrator shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Fund, advice of the Fund, or of counsel for the Fund and upon statements of the Fund's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of the Administrator, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties.


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         (b) The Administrator shall not be liable to the Fund for any error of judgment or mistake of law or for any loss arising out of any act or omission by the Administrator in the performance of its duties hereunder except as hereinafter set forth. Nothing herein contained shall be construed to protect the Administrator against any liability to the Fund or its security holders to which the Administrator shall otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties on behalf of the Fund, reckless disregard of the Administrator's obligations and duties under this Agreement or the willful violation of any applicable law.

         (c) Except as may otherwise be provided by applicable law, neither the Administrator nor its stockholders, officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to the Administrator by the Fund or its authorized agents or in connection with any error in judgment or mistake of law or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or negligence in the performance of its duties, by reason of reckless disregard of the Administrator's obligations and duties under this Agreement or the willful violation of any applicable law.


4. LIMITATION OF LIABILITY TO TRUST PROPERTY
         The term "Alpha Analytics Investment Trust" means and refers to the Trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the trustees and shareholders of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Ohio.

5.  REPORTS.
         (a) The Fund shall provide to the Administrator on a quarterly basis a report of a duly authorized officer of the Fund representing that all information furnished to the Administrator during the preceding quarter was true, complete and correct to the best of its knowledge. The Administrator shall not be responsible for the accuracy of any information furnished to it by the Fund, and the Fund shall hold the Administrator harmless in regard to any liability incurred by reason of the inaccuracy of such information.

         (b) The Administrator shall provide to the Board of Directors of the Fund, on a quarterly basis, a report, in such a form as the Administrator and the Fund shall from time to time agree, representing that, to its knowledge, the Fund was in compliance with all requirements of applicable federal and state law, including without limitation, the rules and regulations of the Securities and Exchange Commission and the Internal Revenue Service, or specifying any instances in which the Fund was not so in compliance. Whenever, in the course of performing its duties under this Agreement, the Administrator determines, on the basis of information supplied to the Administrator by the Fund, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, the Administrator shall promptly notify the Fund and its counsel of such violation.


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6.  ACTIVITIES OF THE ADMINISTRATOR.
         The Administrator shall be free to render similar services to others so long as its services hereinunder are not impaired thereby.


7.  RECORDS.
         The records maintained by the Administrator shall be the property of the Fund, and shall be surrendered to the Fund, at the expense of the Fund, promptly upon request by the Fund, provided that all service fees and expenses charged by the Administrator in the performance of its duties hereunder have been fully paid to the satisfaction of the Administrator, in the form in which such accounts and records have been maintained or preserved. The Administrator agrees to maintain a back-up set of accounts and records of the Fund (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. The Administrator shall assist the Fund's independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund's accounts and records. The Administrator shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.


8.  CONFIDENTIALITY.
         The Administrator agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and such information shall not be disclosed to any person except as may be authorized by the Fund.


9.  DURATION AND TERMINATION OF THE AGREEMENT.
         This Agreement shall become effective as of the date hereof and shall remain in force for a period of three (3) years, provided however, that both parties to this Agreement have the option to terminate the Agreement, upon ninety (90) days prior written notice.

         Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, the Administrator reserves the right to charge for any other reasonable expenses associated with such termination.


 10.  ASSIGNMENT.
         This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of the Administrator, or by the Administrator without the prior written consent of the Fund.


11.  NEW YORK LAWS TO APPLY
         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.


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12. AMENDMENTS TO THIS AGREEMENT.
         This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.


13. MERGER OF AGREEMENT
         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.


14. NOTICES.
         All notices and other communications hereunder shall be in writing, shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, and shall be given to the following addresses (or such other addresses as to which notice is given):


To the Fund:                                   To the Administrator:
Robert E. Gipson                               Michael Miola
President                                      President
Alpha Analytics Investment Trust               American Data Services, Inc.
1901 Avenue of the Stars, Suite 123            150 Motor Parkway, Suite 109
Los Angeles, CA 90067                          Hauppauge, NY  11788



 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALPHA ANALYTICS INVESTMENT TRUST               AMERICAN DATA SERVICES, INC.


 By:/s/___________________________               By:/s/_________________________
    Robert E.  Gipson, President                  Michael Miola, President


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                                   SCHEDULE A
                                   ----------


(A) ADMINISTRATIVE SERVICE FEE:

         For the services rendered by the Administrator in its capacity as administrator, as specified in Paragraph 1. DUTIES OF THE ADMINISTRATOR., the Fund shall pay the Administrator within ten (10) days after receipt of an invoice from the Administrator at the beginning of each month, a fee equal to the greater of:

        NOTE: The following fees are per portfolio serviced.

                                  MINIMUM FEE:

        CALCULATED FEE WILL BE BASED UPON PRIOR MONTH AVERAGE NET ASSETS:
                          (No prorating partial months)


                                                             EACH PORTFOLIO
                                                             --------------
                  Under $5 million ............................. $1,500
                  From $5 million to $10 million................  1,750
                  From $10 million to $20 million...............  2,000
                  From $20 million on...........................  2,500

                                       OR,

                                NET ASSET CHARGE:

           1/12th of 0.012% (12 basis points) of average net assets of portfolio for month.



                                  FEE INCREASES
                                  -------------

On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date.


 (B) EXPENSES.

         The Fund shall reimburse the Administrator for any out-of-pocket expenses , exclusive of salaries, advanced by the Administrator in connection with but not limited to the printing or filing of documents for the Fund, travel, telephone, quotation services, facsimile transmissions, stationery and supplies, record storage, postage, telex, and courier charges, incurred in connection with the performance of its duties hereunder. The Administrator shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse the Administrator within fifteen (15) days after receipt thereof.

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 (C) STATE REGISTRATION (BLUE SKY) SURCHARGE:

         The fees enumerated in paragraph (a) above include the initial state registration, renewal and maintenance of registrations (as detailed in Paragraph 1(l) DUTIES OF THE ADMINISTRATOR) for three (3) states. Each additional state registration requested will be subject to the following fees:

                       Initial registration ............... $295.00
                       Registration renewal ............... $150.00
                       Sales reports (if required) ........ $ 25.00


(D) SPECIAL REPORTS.

         All reports and /or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of fund administrative activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

                       Labor:
                         Senior staff  - $150.00/hr.
                         Junior staff  - $ 75.00/hr.
                         Computer time - $ 45.00/hr.



(E) SERVICE DEPOSIT.

         The Fund will remit to the Administrator upon execution of this Agreement a security deposit equal to one (1) month's minimum fee under this Agreement, computed in accordance with the number of portfolios listed in Schedule B of this Agreement. The Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and the Administrator.

However, if the Fund elects or is forced to terminate this Agreement for any reason what-so-ever (including, but not limited to, the voluntary or involuntary termination of the Fund, liquidation of the Fund's assets, the sale or merger of the Fund or it's assets to any successor entity) prior to the termination date of this Agreement as specified in Paragraph 8 of this Agreement, the Fund will forfeit the Security Deposit paid to the Administrator upon execution of this Agreement


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                                   SCHEDULE B
                                   ----------

                 PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

                           ALPHA ANALYTICS VALUE FUND
                      ALPHA ANALYTICS SMALL CAP QUANT FUND











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